U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 3, 2009

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2009, Emeritus Corporation ("Emeritus" or the "Company") announced the appointment of Robert Bateman, age 47, as the Company's Executive Vice President—Finance and Chief Financial Officer effective December 21, 2009.  Raymond R. Brandstrom, the Company's current Executive Vice President – Finance and Chief Financial Officer and one of the original founders of Emeritus, will resign from his current position effective December 20, 2009.  Mr. Brandstrom will continue his employment with the Company in an advisory capacity and will remain as a member of the Company's Board of Directors serving as Vice Chairman and Secretary.

Mr. Bateman has been Chief Financial Officer and Corporate Secretary of EagleView Technologies, Inc., a provider of detailed measurements from aerial images, since 2009.  From 2007 to 2009, Mr. Bateman was Chief Financial Officer, Chief Operating Officer and Corporate Secretary of VisionGate, Inc., a medical device company.  From 2004 to 2006, Mr. Bateman served as Senior Vice President and Chief Financial Officer of Fisher Communications, Inc., a publicly-held communications and media company, and from 2003 as its Vice President – Finance.  Mr. Bateman holds M.S. and B.S. degrees in accounting from Brigham Young University.  Mr. Bateman is a certified public accountant and a certified management accountant.

Mr. Bateman will be paid an annual base salary of $300,000 and be eligible to receive an annual targeted bonus of up to 50% of his base salary.  In addition, Mr. Bateman will receive a stock option to purchase 90,000 shares of the Company's common stock having an exercise price equal to the closing price of the Company's common stock on the first day of his employment.  The option will have a ten-year term and will vest in four equal annual installments.  In the event of a change of control or termination without cause, Mr. Bateman is eligible to receive a lump sum payment equal to the amount of his current base salary.  In connection with his employment, Mr. Bateman entered into a Non-Competition Agreement with the Company under which he cannot be employed by or, with certain limited exceptions, be connected with any business similar to that of the Company during his employment and for a period of one year from the date his employment with the Company is terminated for any reason.

The press release announcing matters relating to the information herein is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                Description

99.1	Press Release dated December 3, 2009, entitled Emeritus Announces Appointment of Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

December 3, 2009		EMERITUS CORPORATION

	By:	/s/ Raymond R. Brandstrom
Raymond R. Brandstrom, Executive Vice President—
Finance, Chief Financial Officer, and Secretary

INDEX TO EXHIBITS

Exhibit No.                                Description

99.1	Press Release dated December 3, 2009, entitled Emeritus Announces Appointment of Chief Financial Officer.